UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Executive Officer

On September 20, 2019, the board of directors of EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), appointed Thomas J. Abood, the chairman of the Company’s board of directors, to serve as chief executive officer of the Company, effective September 23, 2019, replacing John P. Yeros as the Company’s chief executive officer.

Mr. Abood has served as a director of the Company since November 2016, as chairman of the board since October 2018, and as the chair of the Company’s nominating committee since February 7, 2019. From 1994 to 2014, Mr. Abood was an owner and Executive Vice President, General Counsel and Secretary of Dougherty Financial Group LLC. His principal responsibilities included leadership and management of DFG’s investment advisory business division (2004-2014) and supervision of its legal, compliance and human resources departments. Prior to 1994, Mr. Abood was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom. Mr. Abood is a member of the Board of Directors of NELSON Worldwide, LLC, a national architectural, interior design and engineering firm, and a trustee of the Board of Trustees of SBH Funds, a family of investment companies sponsored by the investment advisory firm Segall Bryant and Hamill. Mr. Abood is Chair of the Board of Directors of MacPhail Center for Music, past Chair of the Archdiocesan Finance Counsel of the Archdiocese of St. Paul and Minneapolis, Chair of the Board of Directors of Citation Jet Pilots, Inc. He is past Chair of the Board of Governors of the University of St. Thomas School of Law, past Chair of the Board of Directors of the Minnesota Children’s Museum and past President and Governor, The Minikahda Club. Mr. Abood was raised in Lansing, Michigan, received his JD from Georgetown University Law Center, cum laude and his BBA from the University of Notre Dame, magna cum laude.

There are no related party transactions involving Mr. Abood that are reportable under Item 404(a) of Regulation S-K except as disclosed in this current report on Form 8-K or described in the Company’s annual report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission on May 30, 2019.

Thomas Abood Employment Agreement

On September 23, 2019, the Company entered into an executive employment agreement with Thomas Abood (the “Abood Employment Agreement”) pursuant to which Mr. Abood will serve as the Chief Executive Officer of the Company. The Abood Employment Agreement provides for an initial term of one year, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Abood Employment Agreement, Mr. Abood will be entitled to base compensation of $300,000 per year, incentive compensation based on Mr. Abood’s performance as determined by the Company’s board of directors, provided that Mr. Abood’s target annual bonus will be no less than 100% of his base salary. Upon commencement of Mr. Abood’s employment term, the Company agreed to grant Mr. Abood stock options to purchase 750,000 shares of the Company’s common stock at a price of $2.50 per share, which options will be fully vested upon issuance. The Company also agreed to grant Mr. Abood stock options to purchase 250,000 shares of the Company’s common stock at a price of $2.50 per share upon completion of each of the first and second quarters of Mr. Abood’s employment term, which options will fully vest twelve months after issuance. In addition, Mr. Abood will be entitled to additional awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Abood is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date. The Abood Employment Agreement also includes a customary confidentiality covenant and four-month post-termination nonsolicitation and non-interference covenants.

The foregoing summary description of the material terms of the Abood Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the employment agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference.

Stock Option Grants

On September 23, 2019, in connection with his appointment as chief executive officer, the Company granted 1,250,000 ten-year non-qualified stock options to Thomas Abood to purchase shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2018 Stock Incentive Plan (the “Amended 2018 Plan”). The options are exercisable at a price of $2.50 per share, which the Company’s board of directors determined was the fair market value of the Company’s common stock on the grant date. 750,000 of the options vested at the time of grant, 250,000 of the options fully vest on December 31, 2020, and the remaining 250,000 fully vest on March 31, 2021. However, all unvested options vest immediately upon the Company’s closing on an aggregate of at least $30,000,000 in any combination of public and private equity and debt financings after the grant date.

On July 22, 2019, in connection with his appointment as chief financial officer of the Company, the Company granted 400,000 ten-year non-qualified stock options to Eugene S. Putnam, Jr. to purchase shares of the Company’s common stock pursuant to the Amended 2018 Plan. The options are exercisable at a price of $2.50 per share, which the Company’s board of directors determined was the fair market value of the Company’s common stock on the grant date. 25% of the options vested on the grant date, and the remaining options vest in equal annual installments on the first, second and third anniversary of the grant date. However, all unvested options vest immediately upon the Company’s closing on an aggregate of at least $30,000,000 in any combination of public and private equity and debt financings after the grant date.

The foregoing summary of the material terms of the option agreements is not complete and is subject to and qualified in its entirety by reference to the text of the option agreements, copies of which are filed herewith as Exhibit 10.2 and 10.3 and the terms of which are incorporated by reference.

Appointment of Himanshu Gulati as Director

On September 16, 2019, the Company’s board of directors took action to increase the number of directors constituting the entire board to eight directors pursuant to the Company’s bylaws and appointed Himanshu Gulati as a member of the board of directors and as a member of the audit committee. Mr. Gulati is a manager of Antara Capital Master Fund LP, a lender to the Company pursuant to the Company’s $24.5 million financing arrangement, the terms of which are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 20, 2019 (the “September 20 8-K”). Mr. Gulati was selected as a director pursuant to a director nomination agreement between the Company and Antara Capital Master Fund LP dated September 16, 2019, the terms of which are described in the September 20 8-K.

Except as described in this Current Report on Form 8-K, there are no related party transactions involving Mr. Gulati that are reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 23, 2019, between EVO Transportation & Energy Services, Inc. and Thomas J. Abood
10.2	Option Agreement, dated September 23, 2019, between EVO Transportation & Energy Services, Inc. and Thomas J. Abood
10.3	Option Agreement, dated July 22, 2019, between EVO Transportation & Energy Services, Inc. and Eugene S. Putnam, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2019	By:	/s/ Eugene S. Putnam, Jr.
	Its:	Chief Financial Officer

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